EX: 99.1

FOR IMMEDIATE RELEASE

Cambridge Bancorp Announces Results for the Third Quarter and Declares Dividend

CAMBRIDGE, MA. (October 20, 2020) - Cambridge Bancorp (NASDAQ: CATC) (the “Company”), the parent company of Cambridge Trust Company (the “Bank”), today announced unaudited net income of $13,429,000 for the quarter ended September 30, 2020, an increase of $5,753,000, or 74.9%, as compared to net income of $7,676,000 for the quarter ended September 30, 2019. Diluted earnings per share were $1.93 for the third quarter of 2020, representing a 22.9% increase over diluted earnings per share of $1.57 for the third quarter of 2019.

Excluding merger expenses, operating net income was $14,319,000 for the quarter ended September 30, 2020, an increase of $6,380,000, or 80.4%, as compared to operating net income of $7,939,000 for the quarter ended September 30, 2019. Operating diluted earnings per share were $2.06 for the third quarter of 2020, representing a 26.4% increase over operating diluted earnings per share of $1.63 for the same period last year.

For the nine months ended September 30, 2020, unaudited net income was $18,944,000, representing an increase of $798,000, or 4.4%, as compared to net income of $18,146,000 for the nine months ended September 30, 2019. Diluted earnings per share were $3.09 for the nine months ended September 30, 2020, representing a 21.8% decrease over diluted earnings per share of $3.95 for the nine months ended September 30, 2019.

The results for the nine months ended September 30, 2020, include the merger accounting impact of the current and expected credit loss accounting standard (“CECL”) within the provision for credit losses, merger expenses, and other non-operating items. Excluding these items, operating net income was $29,528,000 for the nine months ended September 30, 2020, an increase of $8,296,000, or 39.1%, as compared to operating net income of $21,232,000 for the nine months ended September 30, 2019. Operating diluted earnings per share were $4.83 for the nine months ended September 30, 2020, representing a 4.5% increase over operating diluted earnings per share of $4.62 for the nine months ended September 30, 2019. Further discussion of the merger accounting impacts is detailed in the Non-GAAP Reconciliation tables at the end of this document.

Third quarter 2020 highlights:

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Asset quality remains strong with ratios of non-performing loans to total loans and non-performing assets to total assets both at 0.28%. Early stage delinquency (30-89 days delinquent) as of September 30, 2020, represents 0.40% of total loans.

•	In continued support of our clients, due to COVID-19, we have deferred or adjusted payments on 3.2% of total loans outstanding at September 30, 2020, as compared to 5.2% at June 30, 2020.
•	The allowance for credit loss to total loans is 1.16%, excluding loans made under the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”).
•

Performance ratios were strong with Operating Return On Assets (“ROA”) of 1.43%, Operating Return On Tangible Common Shareholders’ Equity (“ROTCE”) of 17.12%, and Operating Pre-Tax Pre-Provision (“PTPP”) Return on Average Assets (“ROAA”) of 2.16%.

•	Organic core deposit growth of $98.2 million, or 3.4%, from the quarter end June 30, 2020.
•	Tangible common equity ratio of 8.60% at September 30, 2020.
•	Tangible book value per share of $48.80 at September 30, 2020.

•

A supplemental presentation for the quarter is available on our investor relations website: ir.cambridgetrust.com or within the hyperlink provided within this release. This presentation includes additional detail regarding the loan portfolio, liquidity position, and other financial disclosures.

“The Cambridge Trust team continues to support clients and our communities during this difficult period,” noted Denis K. Sheahan, Chairman and CEO. “In addition to continued lending and loan forbearance, where needed, we are open and available to meet client needs and have continued our effort to support the community with charitable giving.  I am proud of the team’s accomplishments and, in particular, successfully converting the Wellesley Bank systems at the beginning of October.  The Bank remains on a solid footing with strong capital, liquidity and asset quality.”

Balance Sheet

Total assets increased $1.1 billion, or 39.6%, from $2.9 billion at December 31, 2019, inclusive of the Wellesley Bancorp Inc. (“Wellesley”) merger, and were $4.0 billion as of September 30, 2020.

Total loans increased by $1.1 billion, or 47.5%, from December 31, 2019, inclusive of the Wellesley merger, and totaled $3.3 billion as of September 30, 2020. The increase in total loans was due to a combination of the merger with Wellesley and organic growth during 2020. A table accompanying this release provides detail regarding organic loan and deposit growth.

Inclusive of Wellesley:

•	Residential real estate loans increased by $426.2 million from $917.6 million at December 31, 2019, to $1.3 billion at September 30, 2020.
•	Commercial real estate loans increased by $303.8 million, from $1.1 billion at December 31, 2019, to $1.4 billion at September 30, 2020.
•	Commercial & industrial loans increased by $294.8 million from $133.2 million at December 31, 2019, to $428.0 million at September 30, 2020.
•	Loans under the SBA’s PPP amounted to $189.9 million at September 30, 2020. PPP loans are included in commercial and industrial loans.

Excluding Wellesley and PPP loans, total loans grew by $29.9 million, or 1.3%, from December 31, 2019.

As a result of payoffs and paydowns of commercial mortgage loans during the quarter ended September 30, 2020, total loans outstanding were reduced by $48.6 million, or 1.5%, from June 30, 2020. The reduction in commercial mortgage loan balances is due to strong local market demand and the low interest rate environment.

Total deposits increased by $973.1 million, or 41.3%, to $3.3 billion at September 30, 2020 from $2.4 billion at December 31, 2019, primarily driven by a combination of the impact of the Wellesley merger, organic deposit growth, and funds from the PPP program.

•

Core deposits, which the Company defines as all deposits other than certificates of deposit, increased by $838.8 million, or 38.5%, to $3.0 billion at September 30, 2020 from $2.2 billion at December 31, 2019, inclusive of the Wellesley merger.

•	Excluding the impact of the Wellesley merger, organic growth in core deposits was $290.0 million, or 13.3%.
•

Inclusive of the Wellesley merger, the cost of total deposits for the quarter ended September 30, 2020, was 0.16%, as compared to 0.68% for the quarter ended December 31, 2019, a reduction of 52 basis points driven by a reduction in interest rates during 2020. The cost of total deposits for the nine months ended September 30, 2020 was 0.28%, as compared to 0.71% for the nine months ended September 30, 2019, a reduction of 43 basis points driven by a reduction in interest rates during 2020. At September 30, 2020, the spot cost of deposits was 0.17%.

Certificates of deposit totaled $316.5 million at September 30, 2020, an increase of $134.2 million from $182.3 million at December 31, 2019, primarily due to the Wellesley merger. Total brokered certificates of deposit, which are included within certificates of deposit, were $77.8 million and $7.1 million at September 30, 2020, and December 31, 2019, respectively.

Core deposits during the third quarter increased by $98.2 million, or 3.4%, from June 30, 2020. The growth in core deposits was a function of new business development efforts combined with existing client growth.

Borrowings were relatively unchanged from $135.7 million at December 31, 2019, and totaled $135.8 million as of September 30, 2020.

Net Interest and Dividend Income

For the quarter ended September 30, 2020, net interest and dividend income before the provision for credit losses increased by $13.9 million, or 66.1%, to $35.0 million, as compared to $21.1 million for the quarter ended September 30, 2019. This change was primarily due to loan growth (both organic and as a result of the Wellesley merger), lower costs of funds and loan accretion associated with merger accounting.

The Company’s net interest margin, on a fully taxable equivalent basis, inclusive of the Wellesley merger, increased 52 basis points to 3.73% for the quarter ended September 30, 2020, as compared to 3.21% for the quarter ended September 30, 2019. This increase was a function of the Company taking steps to reduce deposit costs combined with the accretion of loan fair value adjustments associated with the Wellesley merger.

In order to provide greater disclosure of the impact of loan related merger accounting and the impact of the SBA’s PPP loan program, a reconciliation of the Company’s net interest margin to an adjusted net interest margin is shown below. Excluding the impact of merger-related loan accretion and the impact of PPP loans, the adjusted net interest margin for the quarter ended September 30, 2020, was 3.41%, representing a five basis points decrease over the prior quarter adjusted net interest margin of 3.46% and a 20 basis points increase as compared to the net interest margin of 3.21% for the third quarter of 2019.

	Three Months Ended
	September 30, 2020
	Average Balance	Interest Income/ Expenses	Rate Earned/ Paid
	(dollars in thousands)
Total interest-earning assets (GAAP)	$3,742,726
Net interest income on a fully taxable equivalent basis (GAAP)		$35,067
Net interest margin (GAAP)			3.73%
Less: Paycheck Protection Program loan impact	(189,515)	(1,097)	0.08%
Less: Accretion of loan fair value adjustments		(3,513)	-0.38%
Adjusted net interest margin on a fully taxable equivalent basis	$3,553,211	$30,457	3.41%

Provision for Credit Losses

During the third quarter of 2020, the Company increased its allowance for credit losses by recording a $2.0 million provision for credit losses due to changes in assumptions associated with estimated losses as a result of the novel coronavirus (“COVID-19”) pandemic both qualitatively and quantitatively. For the nine months ended September 30, 2020, the Company recorded a total provision for credit losses of $18.4 million, which includes $9.3 million associated with the expected impact of the COVID-19 pandemic on future loan losses and $8.6 million for the recognition of the non-operating impact of the merger related CECL accounting.

Noninterest Income

Total noninterest income increased by $567,000, or 5.5%, to $10.9 million for the quarter ended September 30, 2020, as compared to $10.4 million for the quarter ended September 30, 2019, primarily as a result of increases in wealth management revenue and increases in gains on loans sold. Noninterest income was 23.8% of total revenue for the quarter ended September 30, 2020.

•

Wealth management revenue increased by $992,000, or 14.1%, to $8.0 million for the third quarter of 2020, as compared to $7.0 million for the third quarter of 2019. Wealth Management Assets under Management and Administration were $3.9 billion as of September 30, 2020, an increase of $495.6 million, or 14.4%, from December 31, 2019, primarily as a result of the Wellesley merger and appreciation in the equity markets during 2020.

•	Gain on loans sold increased by $413,000, to $873,000 for the third quarter of 2020, as compared to $460,000 for the third quarter of 2019, due to increased sales of residential mortgages.

Inclusive of the Wellesley merger, total noninterest income increased by $2.3 million, or 8.5%, to $28.7 million for the nine months ended September 30, 2020, as compared to $26.5 million for the nine months ended September 30, 2019, primarily as a result of increases in wealth management revenue and an increase in gain on loans sold. Noninterest income was 25.0% of total revenue for the nine months ended September 30, 2020.

•	Wealth management revenue increased by $2.1 million, or 10.8%, to $21.7 million for the nine months ended September 30, 2020, as compared to $19.6 million for the nine months ended September 30, 2019.
•

Gain on loans sold increased by $694,000, to $1.2 million for the nine months ended September 30, 2020, as compared to $491,000 for the nine months ended September 30, 2019, due to increased sales of residential mortgages.

Noninterest Expense

Total noninterest expense increased by $6.6 million, or 34.9%, to $25.4 million for the quarter ended September 30, 2020, as compared to $18.9 million for the quarter ended September 30, 2019, primarily driven by increases in salaries and employee benefits expense, occupancy and equipment expense, data processing expense, and one-time merger-related expenses as described below.

•

Salaries and employee benefits expense increased $3.7 million, or 30.5%, driven by increased staffing related to the merger with Wellesley in the second quarter of 2020, additions to support business initiatives, and higher employee benefit costs.

•

Occupancy and equipment expense increased $884,000, or 31.7%, primarily as a result of additional banking locations and office space as a result of the mergers with Optima Bank & Trust (“Optima”) and Wellesley.

•	Data processing expense increased $432,000, or 26.2%, primarily as a result of the merger with Wellesley.
•	Merger expenses increased $829,000 to $1.2 million from $339,000 from the same period a year ago, primarily due to one-time non-operating costs associated with the Wellesley merger.

Total noninterest expense increased by $14.2 million, or 25.0%, to $71.0 million for the nine months ended September 30, 2020, as compared to $56.7 million for the nine months ended September 30, 2019. This increase was primarily driven by increases in salaries and employee benefits expense, merger-related expenses, occupancy and equipment expense, and data processing expense as a result of our mergers with Optima in 2019 and Wellesley in 2020 as described below.

•

Salaries and employee benefits expense increased $7.9 million, or 23.1%, primarily as a result of increased staffing related to the mergers with Optima and Wellesley in 2019 and 2020, respectively, additions to support business initiatives, normal merit increases and higher employee benefit costs.

•	Merger expenses increased $1.9 million to $5.8 million from $3.9 million, primarily due to one-time non-operating costs associated with the Wellesley merger.
•	Occupancy and equipment expense increased $1.6 million, or 20.6%, primarily as a result of additional branches and office space as a result of the mergers with Optima and Wellesley.
•	Data processing expense increased $1.1 million, or 23.6%, primarily as a result of the mergers with Optima and Wellesley.

Asset Quality

Non-performing loans totaled $9.2 million, or 0.28% of total loans outstanding as of September 30, 2020. Early stage delinquency (30-89 days delinquent) represented 0.40% of total loans outstanding as of September 30, 2020.

Net loan charge-offs remained low at $213,000, or 0.03% of total loans (annualized) for the three months ended September 30, 2020, as compared to $1.2 million, or 0.23% of total loans (annualized) for the three months ended September 30, 2019.

Net loan charge-offs were $613,000 or 0.02% of total loans for the nine months ended September 30, 2020, as compared to $1.4 million, or 0.06% of total loans for the nine months ended September 30, 2019.

The following table shows additional and historical information regarding non-performing assets, early stage delinquency (30-89 days delinquent), purchased credit deteriorated (“PCD”) assets, and troubled debt restructurings:

	Nonperforming Assets
	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
	(dollars in thousands)
Total nonperforming loans	$9,189	$10,251	$5,651	$3,483
Other real estate owned	1,820	1,970	163	185
Total nonperforming assets	$11,009	$12,221	$5,814	$3,668
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$811	$262	$227	$234
Performing	—	—	—	—
Total troubled debt restructurings	$811	$262	$227	$234
Nonperforming loans/total loans	0.28%	0.31%	0.25%	0.16%
Nonperforming assets/total assets	0.28%	0.30%	0.20%	0.13%
TDRs/total loans	0.02%	0.01%	0.01%	0.01%

	Additional Asset Quality Indicators
	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
Purchased Credit Deteriorated ("PCD")/total loans	0.59%	0.58%	—	—
Delinquent loans 30-89 days past due/total loans	0.40%	0.22%	0.50%	0.29%
Quarterly Net charge-offs/total loans (annualized)	0.03%	0.02%	0.03%	0.23%
Allowance for credit losses/nonperforming loans	390.90%	331.81%	321.71%	517.80%
Allowance for credit losses/total loans excluding PPP	1.16%	1.08%	0.82%	0.83%

The allowance for credit losses in total was $35.9 million, or 1.16% of total loans outstanding at September 30, 2020 excluding PPP loans, as compared to $18.2 million, or 0.82% of total loans outstanding at December 31, 2019.

Forbearance/Modifications

The Company has instituted payment deferral programs to aid existing borrowers with payment forbearance. For commercial and consumer borrowers, the Company has endeavored to provide payment relief for borrowers who have been impacted by the COVID-19 pandemic and have requested payment assistance. Detailed information on payment deferrals is included within the supplemental earning release information that can be found within the link below or at ir.cambridgetrust.com.

Income Taxes

Inclusive of the impact of the Wellesley merger, the Company’s effective tax rate was 27.2% for the quarter ended September 30, 2020, as compared to 26.1% for the quarter ended September 30, 2019. For the nine months ended September 30, 2020, the Company’s effective tax rate was 25.7%, as compared to 24.8% for the nine months ended September 30, 2019.

Dividend & Capital

On October 19, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.53 per share, which is payable on November 19, 2020, to shareholders of record as of the close of business on November 5, 2020.  This represents an increase of $0.02 per share, as compared to the $0.51 per share dividend paid in same quarter of 2019.

The Company’s total shareholders’ equity to total assets ratio increased by 130 basis points to 9.86% as of September 30, 2020, as compared to 8.56% as of September 30, 2019. Book value per share increased by $6.56, or 13.1%, to $56.73 as of September 30, 2020, as compared to $50.17 as of September 30, 2019.

The Company’s ratio of tangible common equity to tangible assets increased to 8.60% at September 30, 2020, from 7.43% at September 30, 2019, primarily as a result of the capital offering in December of 2019, increased earnings during the period, increased valuations of interest rate derivative positions, and an increase in unrealized gains in the available for sale investments portfolio. Tangible book value per share increased by $5.77, or 13.4% to $48.80 as of September 30, 2020, as compared to $43.03 as of September 30, 2019.

Supplemental Earnings Release Information:

Click here to download

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 130-year-old Massachusetts chartered commercial bank with approximately $4.0 billion in assets as of September 30, 2020, and a total of 22 Massachusetts and New Hampshire locations. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $3.9 billion in client assets under management and administration as of September 30, 2020. The Wealth Management group maintains offices in Boston and Wellesley, Massachusetts and Concord, Manchester, and Portsmouth, New Hampshire.

The accompanying unaudited condensed interim and annual consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, which is posted in the investor relations section of the Company’s website at www.cambridgetrust.com.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, the impact of any laws or regulations applicable to the Company, and measures being taken in response to the COVID-19 pandemic and the impact of the COVID-19 pandemic on the Company’s business are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: the current global economic uncertainty and economic conditions being less favorable than expected, disruptions to the credit and financial markets, changes in the Company’s accounting policies or in accounting standards, weakness in the real estate market, legislative, regulatory or accounting changes that adversely affect the Company’s business and/or competitive position, the Dodd-Frank Act’s consumer protection regulations, the duration and scope of the COVID-19 pandemic and its impact on levels of consumer confidence, actions governments, businesses and individuals take in response to the COVID-19 pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic activity, the pace of recovery when the COVID-19 pandemic subsides, challenges from the integration of the Company and Optima and Wellesley resulting in the combined business not operating as effectively as expected, disruptions in the Company’s ability to access the capital markets, the cost savings of the merger with Wellesley may not be fully realized or may take longer to realize than expected, operating costs, customer loss and business disruption following the Wellesley merger, including adverse effects on relationships with employees, may be greater than expected, and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year end December 31, 2019, which the Company filed on March 17, 2020. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating diluted earnings per share, tangible book value per share and the tangible common equity ratio, and return on average assets, return on tangible common equity, and efficiency ratio on an operating basis.

Operating net income and operating diluted earnings per share exclude items that management believes are unrelated to its core banking business such as merger, acquisition, and capital raise expenses, gain (loss) on disposition of investment securities, and other items. The Company’s management uses operating net income and operating diluted earnings per share to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing shareholders’ equity less goodwill and acquisition related intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and acquisition related intangibles), analysis of return on average assets and return on tangible common equity on an operating basis and the operating efficiency ratio (which is computed by dividing noninterest expense adjusted for non-operating expenses and total revenue adjusted for gain/(loss) on disposition of investment securities). The Company has included information on tangible book value per share, the tangible common equity ratio, and return on average assets and return on tangible common equity on an operating basis because management believes that investors may find it useful to have access to the same analytical tool used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be nonoperating and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating diluted earnings per share, tangible book value per share, the tangible common equity ratio, and return on average assets, return on average equity, and efficiency ratio on an operating basis are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented under “GAAP to Non-GAAP Reconciliations.”

CONTACT:

Cambridge Bancorp

Michael F. Carotenuto

Chief Financial Officer

617-520-5520

CAMBRIDGE BANCORP AND SUBSIDIARIES

QUARTERLY UNAUDITED RESULTS

	Three Months Ended			Nine Months Ended
	September 30,	June 30, 2020	September 30,	September 30,
	2020	2020	2019	2020	2019
	(dollars in thousands, except per share data)
Interest and Dividend Income	$36,881	$30,531	$26,336	$93,506	$69,924
Interest Expense	1,919	1,742	5,285	7,355	12,836
Net Interest and Dividend Income	34,962	28,789	21,051	86,151	57,088
Provision for Credit Losses	2,000	14,430	2,170	18,430	2,673
Noninterest Income	10,933	8,972	10,366	28,723	26,468
Noninterest Expense	25,445	25,587	18,863	70,958	56,749
Income (Loss) Before Income Taxes	18,450	(2,256)	10,384	25,486	24,134
Income Tax Expense (Benefit)	5,021	(540)	2,708	6,542	5,988
Net Income (Loss)	$13,429	$(1,716)	$7,676	$18,944	$18,146
Operating Net Income*	$14,319	$7,788	$7,939	$29,528	$21,232

Data Per Common Share:
Basic Earnings (Loss) Per Share	$1.94	$(0.29)	$1.58	$3.11	$3.98
Diluted Earnings (Loss) Per Share	1.93	(0.29)	1.57	3.09	3.95
Operating Diluted Earnings Per Share*	2.06	1.32	1.63	4.83	4.62
Dividends Declared Per Share	0.53	0.53	0.51	1.59	1.53
Avg. Common Shares Outstanding:
Basic	6,918,692	5,912,889	4,815,020	6,078,586	4,525,178
Diluted	6,954,324	5,912,889	4,842,965	6,113,828	4,552,092

Selected Performance Ratios:
Net Interest Margin, FTE	3.73%	3.77%	3.21%	3.65%	3.23%
Adjusted Net Interest Margin, FTE	3.41%	3.46%	3.21%	3.65%	3.23%
Cost of Funds	0.20%	0.23%	0.80%	0.31%	0.72%
Cost of Interest Bearing Liabilities	0.31%	0.33%	1.12%	0.46%	1.01%
Cost of Deposits	0.16%	0.21%	0.78%	0.28%	0.71%
Cost of Deposits excl. Wholesale Deposits	0.14%	0.19%	0.76%	0.26%	0.66%
Return on Average Assets	1.34%	(0.21%)	1.10%	0.75%	0.97%
Return on Average Equity	13.78%	(2.10%)	12.70%	7.53%	11.52%
Efficiency Ratio*	55.44%	67.76%	60.04%	61.77%	67.92%
Operating Return on Average Assets*	1.43%	0.95%	1.13%	1.17%	1.13%
Operating Return on Tangible Common Equity*	17.12%	10.92%	15.36%	13.48%	14.99%
Operating Efficiency Ratio*	52.90%	56.30%	58.97%	56.77%	63.21%
	September 30,	June 30,	December 31,	September 30,
	2020	2020	2019	2019

Total Assets	$3,987,109	$4,022,750	$2,855,563	$2,841,868
Total Loans	3,284,286	3,332,884	2,226,728	2,179,882
Total Deposits	3,331,942	3,275,843	2,358,878	2,407,859
Allowance for Credit Losses	35,920	34,014	18,180	18,035
Allowance to Total Loans (excluding PPP)	1.16%	1.08%	0.82%	0.83%
Non-Performing Loans	9,189	10,251	5,651	3,483
Nonperforming loans/total loans	0.28%	0.31%	0.25%	0.16%
QTD Net charge-offs to Total Loans (annualized)	0.03%	0.02%	0.03%	0.23%
Tangible Common Equity Ratio*	8.60%	8.27%	8.93%	7.43%
Book Value Per Share	$56.73	$55.29	$53.06	$50.17
Tangible Book Value Per Share*	$48.80	$47.34	$46.66	$43.03
Wealth Management AUM	3,791,064	3,572,286	3,287,371	3,119,041
Wealth Management AUM & AUA	3,948,478	3,731,226	3,452,852	3,278,046
* See GAAP to Non-GAAP Reconciliations

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2020	June 30, 2020	December 31, 2019
	(dollars in thousands, except par value)
Assets
Cash and cash equivalents	$64,520	$60,742	$61,335
Investment securities
Available for sale, at fair value (amortized cost $148,635, $130,761, and $141,109, respectively)	152,105	134,227	140,330
Held to maturity, at amortized cost (fair value $252,428, $257,121, and $264,114, respectively)	240,015	244,551	258,172
Total investment securities	392,120	378,778	398,502
Loans held for sale, at lower of cost or fair value	7,379	2,614	1,546
Loans
Residential mortgage	1,343,815	1,351,308	917,566
Commercial mortgage	1,364,387	1,413,427	1,060,574
Home equity	108,343	116,067	80,675
Commercial & Industrial	428,024	414,243	133,236
Consumer	39,717	37,839	34,677
Total loans	3,284,286	3,332,884	2,226,728
Less: allowance for credit losses on loans	(35,920)	(34,014)	(18,180)
Net loans	3,248,366	3,298,870	2,208,548
Federal Home Loan Bank of Boston Stock, at cost	6,492	9,262	7,854
Bank owned life insurance	45,948	45,747	37,319
Banking premises and equipment, net	18,255	18,482	14,756
Right-of-use asset operating leases	37,347	38,912	33,587
Deferred income taxes, net	11,514	11,855	8,229
Accrued interest receivable	9,375	8,631	7,052
Goodwill	51,912	51,912	31,206
Merger related intangibles, net	3,068	3,158	3,338
Other assets	90,813	93,787	42,291
Total assets	$3,987,109	$4,022,750	$2,855,563
Liabilities
Deposits
Demand	$1,011,382	$929,846	$630,593
Interest bearing checking	592,113	606,999	450,098
Money market	436,120	419,537	181,406
Savings	975,811	960,847	914,499
Certificates of deposit	316,516	358,614	182,282
Total deposits	3,331,942	3,275,843	2,358,878
Borrowings	135,805	237,897	135,691
Subordinated debt	9,959	9,920	—
Operating lease liabilities	38,930	40,453	35,054
Other liabilities	77,400	75,577	39,379
Total liabilities	3,594,036	3,639,690	2,569,002
Shareholders’ Equity
Common stock, par value $1.00; Authorized: 10,000,000 shares; Outstanding: 6,928,288 shares, 6,927,699 shares, and 5,400,868 shares, respectively	6,928	6,928	5,401
Additional paid-in capital	225,361	224,540	136,766
Retained earnings	156,062	146,305	146,875
Accumulated other comprehensive income (loss)	4,722	5,287	(2,481)
Total shareholders’ equity	393,073	383,060	286,561
Total liabilities and shareholders’ equity	$3,987,109	$4,022,750	$2,855,563

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$34,468	$28,130	$23,280	$85,936	$60,919
Interest on tax-exempt loans	243	211	172	652	385
Interest on taxable investment securities	1,404	1,521	1,978	4,648	6,074
Interest on tax-exempt investment securities	631	601	563	1,827	1,709
Dividends on FHLB of Boston stock	127	52	124	280	281
Interest on overnight investments	8	16	219	163	556
Total interest and dividend income	36,881	30,531	26,336	93,506	69,924
Interest expense
Interest on deposits	1,354	1,396	4,609	5,879	11,489
Interest on borrowed funds	376	282	676	1,223	1,347
Interest on subordinated debt	189	64	—	253	—
Total interest expense	1,919	1,742	5,285	7,355	12,836
Net interest and dividend income	34,962	28,789	21,051	86,151	57,088
Provision for credit losses	2,000	14,430	2,170	18,430	2,673
Net interest and dividend income after provision for credit losses	32,962	14,359	18,881	67,721	54,415
Noninterest income
Wealth management revenue	8,025	7,035	7,033	21,686	19,576
Deposit account fees	603	695	814	2,089	2,395
ATM/Debit card income	349	290	391	946	1,046
Bank owned life insurance income	201	165	165	526	454
Gain (loss) on disposition of investment securities	—	69	2	69	(79)
Gain on loans sold	873	193	460	1,185	491
Loan related derivative income	292	334	1,130	1,137	1,571
Other income	590	191	371	1,085	1,014
Total noninterest income	10,933	8,972	10,366	28,723	26,468
Noninterest expense
Salaries and employee benefits	15,744	13,542	12,067	42,302	34,353
Occupancy and equipment	3,676	2,938	2,792	9,421	7,813
Data processing	2,084	1,832	1,652	5,601	4,532
Professional services	1,151	1,098	844	3,108	2,411
Marketing	420	486	263	1,162	1,175
FDIC insurance	313	318	91	810	369
Nonoperating expenses	1,168	4,366	339	5,787	3,880
Other expenses	889	1,007	815	2,767	2,216
Total noninterest expense	25,445	25,587	18,863	70,958	56,749
Income (loss) before income taxes	18,450	(2,256)	10,384	25,486	24,134
Income tax expense (benefit)	5,021	(540)	2,708	6,542	5,988
Net income (loss)	$13,429	(1,716)	7,676	$18,944	$18,146
Share data:
Weighted average number of shares outstanding, basic	6,918,692	5,912,889	4,815,020	6,078,586	4,525,178
Weighted average number of shares outstanding, diluted	6,954,324	5,912,889	4,842,965	6,113,828	4,552,092
Basic earnings (loss) per share	$1.94	$(0.29)	$1.58	$3.11	$3.98
Diluted earnings (loss) per share	$1.93	$(0.29)	$1.57	$3.09	$3.95

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,288,304	$34,468	4.17%	$2,660,482	$28,130	4.25%	$2,103,892	$23,280	4.39%
Tax-exempt	18,940	307	6.45	21,004	267	5.11	19,441	218	4.45
Securities available for sale (3)
Taxable	129,957	524	1.60	115,875	557	1.93	149,045	704	1.87
Securities held to maturity
Taxable	147,771	880	2.37	158,431	964	2.45	204,279	1,274	2.47
Tax-exempt	90,698	799	3.50	84,885	760	3.60	74,246	713	3.81
Cash and cash equivalents	67,056	8	0.05	45,437	16	0.14	57,937	219	1.50
Total interest-earning assets (4)	3,742,726	36,986	3.93%	3,086,114	30,694	4.00%	2,608,840	26,408	4.02%
Non interest-earning assets	281,910			233,240			184,151
Allowance for credit losses	(33,872)			(23,272)			(17,392)
Total assets	$3,990,764			$3,296,082			$2,775,599
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$577,294	$164	0.11%	$541,482	$209	0.16%	$422,395	$117	0.11%
Savings accounts	963,253	565	0.23	915,835	462	0.20	873,853	2,591	1.18
Money market accounts	435,417	245	0.22	270,951	140	0.21	209,922	743	1.40
Certificates of deposit	333,366	380	0.45	230,798	585	1.02	243,892	1,158	1.88
Total interest-bearing deposits	2,309,330	1,354	0.23	1,959,066	1,396	0.29	1,750,062	4,609	1.04
Subordinated debt	9,936	189	7.57	3,266	64	7.88	—	—	—
Other borrowed funds	177,423	376	0.84	138,052	282	0.82	115,809	676	2.32
Total interest-bearing liabilities	2,496,689	1,919	0.31%	2,100,384	1,742	0.33%	1,865,871	5,285	1.12%
Non-interest-bearing liabilities
Demand deposits	986,590			770,202			596,646
Other liabilities	119,762			97,431			73,293
Total liabilities	3,603,041			2,968,017			2,535,810
Shareholders’ equity	387,723			328,065			239,789
Total liabilities & shareholders’ equity	$3,990,764			$3,296,082			$2,775,599
Net interest income on a fully taxable equivalent basis		35,067			28,952			21,123
Less taxable equivalent adjustment		(232)			(215)			(196)
Net interest income		$34,835			$28,737			$20,927
Net interest spread (5)			3.63%			3.67%			2.89%
Net interest margin (6)			3.73%			3.77%			3.21%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance is excluded from interest-earning assets and associated dividend income is excluded from interest income.
(5)

Net interest spread represents the difference between the weighted average yield on interest-earning assets, inclusive of PPP loans originated during 2020, and the weighted average cost of interest-bearing liabilities.

(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets, inclusive of PPP loans originated during 2020.

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$2,719,965	$85,936	4.22%	$1,868,256	$60,919	4.36%
Tax-exempt	21,175	825	5.20	14,619	487	4.45
Securities available for sale (3)
Taxable	126,433	1,742	1.84	156,414	2,164	1.85
Securities held to maturity
Taxable	158,506	2,906	2.45	210,747	3,910	2.48
Tax-exempt	86,275	2,313	3.58	74,508	2,163	3.88
Cash and cash equivalents	57,472	163	0.38	48,750	556	1.52
Total interest-earning assets (4)	3,169,826	93,885	3.96%	2,373,294	70,199	3.95%
Non interest-earning assets	236,346			153,760
Allowance for loan losses	(25,221)			(16,999)
Total assets	$3,380,951			$2,510,055
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$525,511	$532	0.14%	$413,773	$319	0.10%
Savings accounts	922,835	2,797	0.40	797,187	6,288	1.05
Money market accounts	300,300	834	0.37	180,729	1,803	1.33
Certificates of deposit	250,796	1,716	0.91	226,908	3,079	1.81
Total interest-bearing deposits	1,999,442	5,879	0.39%	1,618,597	11,489	0.95%
Subordinated debt	4,421	253	7.64	—	—	—
Other borrowed funds	147,730	1,223	1.11	73,686	1,347	2.44
Total interest-bearing liabilities	2,151,593	7,355	0.46%	1,692,283	12,836	1.01%
Non-interest-bearing liabilities
Demand deposits	793,934			541,110
Other liabilities	99,168			66,141
Total liabilities	3,044,695			2,299,534
Shareholders’ equity	336,256			210,521
Total liabilities & shareholders’ equity	$3,380,951			$2,510,055
Net interest income on a fully taxable equivalent basis		86,530			57,363
Less taxable equivalent adjustment		(659)			(556)
Net interest income		$85,871			$56,807
Net interest spread (5)			3.50%			2.94%
Net interest margin (6)			3.65%			3.23%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance is excluded from interest-earning assets and associated dividend income is excluded from interest income.
(5)

Net interest spread represents the difference between the weighted average yield on interest-earning assets, inclusive of PPP loans originated during 2020, and the weighted average cost of interest-bearing liabilities.

(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets, inclusive of PPP loans originated during 2020.

Organic Loan and Deposit Growth (dollars in thousands)

					September 2020 vs December 2019
	September 30, 2020	June 30, 2020	December 31, 2019	Balance Acquired	Organic Growth/(Decline) $	Organic Growth/(Decline) %
Loans
Residential mortgage	$1,343,815	1,351,308	$917,566	$403,855	$22,394	2.4%
Commercial mortgage	1,364,387	1,413,427	1,060,574	290,909	12,904	1.2%
Home equity	108,343	116,067	80,675	36,213	(8,545)	(10.6%)
Commercial & Industrial	428,024	414,243	133,236	138,953	155,835	117.0%
Consumer	39,717	37,839	34,677	103	4,937	14.2%
Total loans	$3,284,286	$3,332,884	$2,226,728	$870,033	$187,525	8.4%
PPP Loans (1)	(189,916)	(189,306)	—	(32,289)	(157,627)	—
Total Loans excluding PPP	$3,094,370	$3,143,578	$2,226,728	$837,744	$29,898	1.3%
Deposits
Demand	$1,011,382	$929,846	$630,593	175,912	$204,877	32.5%
Interest bearing checking	592,113	606,999	450,098	49,944	92,071	20.5%
Money market	436,120	419,537	181,406	250,226	4,488	2.5%
Savings	975,811	960,847	914,499	72,700	(11,388)	(1.2%)
Core deposits	3,015,426	2,917,229	2,176,596	548,782	290,048	13.3%
Certificates of deposit	316,516	358,614	182,282	212,096	(77,862)	(42.7%)
Total deposits	$3,331,942	$3,275,843	$2,358,878	$760,878	$212,186	9.0%

(1)	PPP loans are included within Commercial and Industrial.

GAAP to Non-GAAP Reconciliations (dollars in thousands except per share data)

Statement on Non-GAAP Measures: The Company believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Company. Management uses non-GAAP financial measures in its analysis of the Company’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Operating Net Income / Operating Diluted Earnings Per Share	2020	2020	2019	2020	2019
	(in thousands, except share data)

Net (Loss) Income (a GAAP measure)	$13,429	$(1,716)	$7,676	$18,944	$18,146
Add: Merger and Capital issuance expenses	1,168	4,366	339	5,787	3,880
Add: (Gain) Loss on disposition of investment securities	—	(69)	(2)	(69)	79
Add: Provision established for acquired Wellesley loans	—	8,638	—	8,638	—
Tax effect of non-operating adjustments(1)	(278)	(3,431)	(74)	(3,772)	(873)
Operating Net Income (a non-GAAP measure)	$14,319	$7,788	$7,939	$29,528	$21,232
Less: Dividends and Undistributed Earnings Allocated to Participating Securities (GAAP)	(13)	(4)	(59)	(22)	(183)
Operating Income Applicable to Common Shareholders (a non-GAAP measure)	$14,306	$7,784	$7,880	$29,506	$21,049
Weighted Average Diluted Shares	6,954,324	5,912,889	4,842,965	6,113,828	4,552,092
Operating Diluted Earnings Per Share (a non-GAAP measure)	$2.06	$1.32	$1.63	$4.83	$4.62

(1)

The net tax benefit associated with nonoperating items is determined by assessing whether each nonoperating item is included or excluded from net taxable income and applying the Company’s combined marginal tax rate to only those items included in net taxable income.

	September 30, 2020	June 30, 2020	December 31, 2019	September 30, 2019
	(in thousands, except share data)
Tangible Common Equity:
Shareholders' equity (GAAP)	$393,073	$383,060	$286,561	$243,345
Less: Goodwill and acquisition related intangibles (GAAP)	(54,980)	(55,070)	(34,544)	(34,635)
Tangible Common Equity (a non-GAAP measure)	338,093	327,990	252,017	208,710
Total assets (GAAP)	3,987,109	4,022,750	2,855,563	2,841,868
Less: Goodwill and acquisition related intangibles (GAAP)	(54,980)	(55,070)	(34,544)	(34,635)
Tangible assets (a non-GAAP measure)	$3,932,129	$3,967,680	$2,821,019	$2,807,233
Tangible Common Equity Ratio (a non-GAAP measure)	8.60%	8.27%	8.93%	7.43%
Tangible Book Value Per Share:
Tangible Common Equity (a non-GAAP measure)	$338,093	$327,990	$252,017	$208,710
Common shares outstanding	6,928,288	6,927,699	5,400,868	4,849,988
Tangible Book Value Per Share (a non-GAAP measure)	$48.80	$47.34	$46.66	$43.03

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(in thousands, except share data)
Efficiency Ratio: (1)
Noninterest expense	$25,445	$25,587	$18,863	$70,958	$56,749
Net interest and dividend income	34,962	28,789	21,051	86,151	57,088
Total noninterest income	10,933	8,972	10,366	28,723	26,468
Total revenue	$45,895	$37,761	$31,417	$114,874	$83,556
Efficiency Ratio	55.44%	67.76%	60.04%	61.77%	67.92%

Operating Efficiency Ratio: (2)
Noninterest expense	$25,445	$25,587	$18,863	$70,958	$56,749
Merger and capital issuance expenses (Pretax)	(1,168)	(4,366)	(339)	(5,787)	(3,880)
Operating expense (a non-GAAP measure)	24,277	21,221	18,524	65,171	52,869
Total revenue	$45,895	$37,761	$31,417	$114,874	$83,556
Add: (Gain) Loss on disposition of investment securities	—	(69)	(2)	(69)	79
Operating revenue (a non-GAAP measure)	$45,895	$37,692	$31,415	$114,805	$83,635
Operating Efficiency Ratio (a non-GAAP measure)	52.90%	56.30%	58.97%	56.77%	63.21%

Operating Return on Tangible Common Equity: (3)
Operating Net Income (a non-GAAP measure)	$14,319	$7,788	$7,939	$29,528	$21,232
Average common equity	$387,723	$328,065	$239,789	$336,256	$210,521
Average Goodwill and merger related intangibles	(55,030)	(41,240)	(34,692)	(43,634)	(21,201)
Average tangible common equity	$332,693	$286,825	$205,097	$292,622	$189,320
Operating Return on Tangible Common Equity (a non-GAAP measure)	17.12%	10.92%	15.36%	13.48%	14.99%

Operating Return on Average Assets: (4)
Operating Net Income (a non-GAAP measure)	$14,319	$7,788	$7,939	$29,528	$21,232
Average assets	$3,990,764	$3,296,082	$2,775,599	$3,380,951	$2,510,055
Operating Return on Average Assets (a non-GAAP measure)	1.43%	0.95%	1.13%	1.17%	1.13%

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
	(in thousands)			(in thousands)
Operating Pre-Tax Pre-Provision (PTPP) Income (5)
Income (Loss) before income taxes (GAAP)	$18,450	$(2,256)	$10,384	$25,486	$24,134
Add: Provision for Credit Losses (GAAP)	2,000	14,430	2,170	18,430	2,673
Add: Merger and Capital issuance expenses (GAAP)	1,168	4,366	339	5,787	3,880
Add: (Gain) Loss on disposition of investment securities (GAAP)	—	(69)	(2)	(69)	79
Operating PTPP Income (a non-GAAP measure)	$21,618	$16,471	$12,891	$49,634	$30,766
Average assets	3,990,764	3,296,082	2,775,599	3,380,951	2,510,055
Operating PTPP Return on Average Assets (a non-GAAP measure)	2.16%	2.01%	1.84%	1.96%	1.64%

(1)	The efficiency ratio represents noninterest expense as a percentage of the sum of net interest income and noninterest income.
(2)	Operating efficiency ratio represents operating expense as a percentage of operating income.
(3)	Operating return on tangible common equity represents operating net income as a percentage of average tangible common equity.
(4)	Operating return on average assets represents operating net income as a percentage of average assets.
(5)

Operating Pre-Tax Pre-Provision (PTPP) Income represents income/(loss) before income taxes adjusted for provision for credit losses, merger expenses, and gain/loss on disposition of investment securities as a percentage of average assets.